UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 2, 2011

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Broken Arrow, Oklahoma at the corporate offices of the Company on March 2, 2011.

b)	At the meeting, the following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
David E. Chymiak	6,282,391	495,657	2,375,103
Kenneth A. Chymiak	6,283,191	494,857	2,375,103
Scott A. Francis	6,271,157	506,891	2,375,103
Thomas J. Franz	6,271,957	506,091	2,375,103
Paul F. Largess	6,283,191	494,857	2,375,103
James C. McGill	6,282,571	495,477	2,375,103
Stephen J. Tyde	6,283,191	494,857	2,375,103

The shareholders approved the advisory resolution related to the Company’s named executive officer compensation with 6,623,596 votes for, 142,627 votes against, and 11,825 votes abstaining.

The shareholders approved the advisory resolution on the desired frequency of the say-on-pay vote to occur every three years with 5,477,259 votes for three years, 755,000 votes for one year, 521,436 votes for two years, and 24,353 votes abstaining.

The shareholders also ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year with 8,629,759 votes for, 519,673 votes against, and 3,719 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
(Registrant)

Date: March 3, 2011

/s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer